Sonic Foundry Announces Fiscal 2020 First Quarter Financial Results
MADISON, Wis. - February 13, 2020 - Sonic Foundry, Inc. (OTC Pink Sheets: SOFO), the trusted leader for video creation and management solutions, today announced consolidated financial results for its fiscal 2020 first quarter ended December 31, 2019.
Fiscal 2020 First Quarter Highlights

•	Billings totaled $6.9 million in the first quarter of 2020; an increase of 15 percent compared to the same period last year

•	Total revenues of $8 million compared to $7.5 million in the first quarter of 2019, a 7 percent increase

•	Gross margin was $5.8 million, or 73 percent of sales, compared to $5.7 million, or 75 percent of sales, in the first quarter of 2019

•	Net loss attributable to common stockholders of $(820,000), or $(0.12) per share, compared to $(1.8) million, or $(0.36) per share, in the first quarter of 2019

•	Adjusted EBITDA was $(203,000) compared to $(1.2) million in the first quarter of 2019

•	Unearned revenue was $10.4 million as of December 31, 2019, down $1.1 million from September 30, 2019.

Fiscal 2020 First Quarter Review
Product billings were $2.1 million during the first quarter of fiscal year 2020 compared to $1.6 million in the same quarter last year. The prior year quarter was impacted by the company's planned reduction of distribution inventory which reduced product billings and revenue by $670,000. Service billings, including support, hosting, events and installs were $4.9 million, compared to $4.4 million in the prior year. The primary driver of this change was an increase in event services billings during the quarter. The company expects to recognize $3.7 million of the current unearned revenue in the second quarter of fiscal 2020. Recurring revenue of $6.3 million was 78 percent of total revenue in the first quarter of 2020, compared to $6.2 million, or 82 percent of total revenue, in the first quarter of 2019.
Cost reduction measures taken in the second half of the last fiscal year have resulted in a $887,000, or 12 percent, decrease in operating expenses in the first quarter of 2020 compared to the same period in 2019.
“I’m very pleased that our first quarter delivered solid results across a number of key financial metrics, particularly with the bottom line. Decisions we made during the previous two quarters have helped us reduce our costs while sustaining positive momentum across several important business segments, including Event Services and Mediasite Video Cloud,” said Michael Norregaard, CEO of Sonic Foundry.
He continued, “While we are making meaningful progress, we know we have more work to do to improve execution in our core business, drive additional revenue streams and deliver world class video and professional services as we focus on balanced top-line and bottom-line improvements.”
Non-GAAP Financial Information
To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net loss to adjusted EBITDA for the first quarter ended December 31, 2019 and 2018 are included in the release.

About Sonic Foundry®, Inc.
Sonic Foundry (OTC Pink Sheets:SOFO) is the global leader for video capture, management and streaming solutions. Trusted by more than 5,200 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery and search of live and on-demand streaming videos. Learn more at www.sonicfoundry.com and @mediasite.
© 2020 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.
Forward Looking Statements
This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future.  These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide.  Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC.  These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department.  All of the information and disclosures we make in this news release regarding our business, including any forward looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contacts:
Media:
Nicole Wise, Director of Communications
920.226.0269
nicolew@sonicfoundry.com

Sonic Foundry, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)

	December 31, 2019	September 30, 2019
Assets
Current assets:
Cash and cash equivalents	$3,511	$4,295
Accounts receivable, net of allowances of $135	5,381	6,532
Inventories	908	558
Investment in sales-type lease, current	129	163
Capitalized commissions, current	390	464
Prepaid expenses and other current assets	766	972
Total current assets	11,085	12,984
Property and equipment:
Leasehold improvements	1,119	1,121
Computer equipment	5,659	5,610
Furniture and fixtures	1,287	1,233
Total property and equipment	8,065	7,964
Less accumulated depreciation and amortization	6,628	6,396
Property and equipment, net	1,437	1,568
Other assets:
Investment in sales-type lease, long-term	133	134
Capitalized commissions, long-term	93	106
Right-of-use assets under operating leases	2,253	—
Other long-term assets	381	388
Total assets	$15,382	$15,180
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,348	$843
Accrued liabilities	1,546	2,216
Unearned revenue	8,663	9,610
Current portion of finance lease obligations	173	194
Current portion of operating lease obligations	1,270	—
Current portion of notes payable and warrant debt, net of discounts	1,268	968
Total current liabilities	14,268	13,831
Long-term portion of unearned revenue	1,716	1,842
Long-term portion of finance lease obligations	166	179
Long-term portion of operating lease obligations	1,018	—
Long-term portion of notes payable and warrant debt, net of discounts	5,096	5,429
Derivative liability, at fair value	11	9
Other liabilities	136	143
Total liabilities	22,411	21,433
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—

9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero shares issued and outstanding, at amounts paid in	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 6,749,359 shares issued, respectively and 6,736,643 shares outstanding, respectively	67	67
Additional paid-in capital	203,787	203,735
Accumulated deficit	(210,160)	(209,340)
Accumulated other comprehensive loss	(554)	(546)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ deficit	(7,029)	(6,253)
Total liabilities and stockholders’ deficit	$15,382	$15,180

Sonic Foundry, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended December 31,
	2019	2018
Revenue:
Product and other	$2,055	$1,751
Services	5,960	5,751
Total revenue	8,015	7,502
Cost of revenue:
Product and other	831	651
Services	1,348	1,191
Total cost of revenue	2,179	1,842
Gross margin	5,836	5,660
Operating expenses:
Selling and marketing	3,396	3,943
General and administrative	1,441	1,538
Product development	1,590	1,833
Total operating expenses	6,427	7,314
Loss from operations	(591)	(1,654)
Non-operating income (expenses):
Interest expense, net	(263)	(154)
Other income, net	15	8
Total non-operating expenses	(248)	(146)
Loss before income taxes	(839)	(1,800)
Income tax benefit	19	12
Net loss	$(820)	$(1,788)
Dividends on preferred stock	—	(53)
Net loss attributable to common stockholders	$(820)	$(1,841)
Loss per common share
– basic	$(0.12)	$(0.36)
– diluted	$(0.12)	$(0.36)
Weighted average common shares
– basic	6,736,643	5,100,684
– diluted	6,736,643	5,100,684

Sonic Foundry, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,
	2019	2018
Operating activities
Net loss	$(820)	$(1,788)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of other intangibles	94	46
Depreciation and amortization of property and equipment	227	273
Provision for doubtful accounts - including financing receivables	9	26
Stock-based compensation expense related to stock options and warrants	52	164
Deferred loan interest to related party	123	—
Remeasurement loss (gain) on derivative liability	2	(15)
Changes in operating assets and liabilities:
Accounts receivable	1,137	3,788
Financing receivables	—	(2)
Inventories	(351)	(381)
Investment in lease	33	—
Capitalized commissions	87	70
Prepaid expenses and other current assets	216	24
Right-of-use assets under operating leases	289	—
Operating lease obligations	(289)	—
Other long-term assets	5	—
Accounts payable and accrued liabilities	(136)	(752)
Other long-term liabilities	(6)	(22)
Unearned revenue	(1,090)	(1,183)
Net cash provided by (used in) operating activities	(418)	248
Investing activities
Purchases of property and equipment	(59)	(83)
Net cash used in investing activities	(59)	(83)
Financing activities
Proceeds from notes payable	—	500
Proceeds from lines of credit	—	7,051
Payments on notes payable	(250)	(83)
Payments on lines of credit	—	(6,792)
Payment of debt issuance costs	—	(10)
Payments on finance lease obligations	(70)	(73)
Net cash provided by (used in) financing activities	(320)	593
Changes in cash and cash equivalents due to changes in foreign currency	13	(35)
Net increase (decrease) in cash and cash equivalents	(784)	723
Cash and cash equivalents at beginning of year	4,295	1,189
Cash and cash equivalents at end of year	$3,511	$1,912
Supplemental cash flow information:
Interest paid	$253	$136
Income taxes paid, foreign	81	92
Non-cash financing and investing activities:
Property and equipment financed by finance lease or accounts payable	36	49
Debt discount	—	3
Preferred stock dividends paid in additional shares	—	53
Conversion of preferred shares	—	563

Sonic Foundry, Inc.
Condensed Consolidated Non-GAAP Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended December 31,
	2019	2018

Net loss	$(820)	$(1,788)
Add:
Depreciation and amortization	321	319
Income tax benefit	(19)	(12)
Interest expense	263	154
Stock-based compensation expense	52	161
Adjusted EBITDA	$(203)	$(1,166)